Exhibit 99.1

News Release
August 3, 2011

Unitrin, Inc. Reports Second Quarter Results

CHICAGO-(Business Wire) - Unitrin, Inc. (NYSE: UTR) reported today a net loss of $0.5 million ($0.01 per share) for the second quarter of 2011, compared to net income of $37.8 million ($0.61 per share) for the second quarter of 2010. Net income was $53.6 million ($0.88 per share) for the six months ended June 30, 2011, compared to $86.0 million ($1.38 per share) for the six months ended June 30, 2010.
Loss from continuing operations was $1.5 million ($0.03 per share) for the second quarter of 2011, compared to income from continuing operations of $39.1 million ($0.63 per share) for the second quarter of 2010. Income from continuing operations was $54.3 million ($0.89 per share) for the six months ended June 30, 2011, compared to $86.8 million ($1.39 per share) for the six months ended June 30, 2010.

	Three Months Ended		Six Months Ended
(Dollars in millions, except per share amounts)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
Income (Loss) from Continuing Operations	$(1.5)	$39.1	$54.3	$86.8
Income (Loss) from Discontinued Operations	1.0	(1.3)	(0.7)	(0.8)
Net Income (Loss)	$(0.5)	$37.8	$53.6	$86.0

Basic Net Income (Loss) Per Share:
Continuing Operations	$(0.03)	$0.63	$0.89	$1.39
Discontinued Operations	0.02	(0.02)	(0.01)	(0.01)
Total	$(0.01)	$0.61	$0.88	$1.38
Don Southwell, Unitrin's Chairman, President and Chief Executive Officer, commented, “It was truly an unprecedented quarter for catastrophe losses, particularly those related to tornadoes, hail and high winds. Unitrin's dedicated first response teams were on the ground within hours to provide customers with emergency funding and to expedite the claims process. Collectively these events had an after-tax impact of approximately $65 million.
Overall, we were pleased to see that the diversity of Unitrin's operating businesses and the strong performance of our investment portfolio collectively offset the impact of these catastrophes.

We continue to make meaningful progress on the wind-down of Fireside Bank. During the quarter, we redeemed all deposits, loan charge-offs were well below expectations while recoveries of loans previously charged-off were ahead of expectations. We remain focused on continuing to accelerate this process and anticipate that at least $265 million of excess capital will be returned to the holding company.”

Highlights

•
Unitrin further diversified its investment portfolio with the sale of 1.1 million shares of Intermec, Inc. and as of June 30, 2011 its remaining Intermec investment was $97.1 million, or 1.6 percent of the total investment portfolio.

•	Book value per share at June 30, 2011 was $35.33; an increase of 6 percent, compared to June 30, 2010.

•
In April of 2011, Fireside Bank redeemed all outstanding deposits as part of its accelerated plan to relinquish its banking charter by the end of the first quarter of 2012, nine months sooner than previously planned.

•	Annualized agent retention at Career Agency improved, driving the percentage of open agencies down to 3.6%.

•
Reserve National reported near-record earnings during the quarter and expanded its supplemental product offerings to better serve its customers' needs. The business continues to proactively respond to changes required as part of the national health care legislation.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year reserve development includes both catastrophe and non-catastrophe losses and (iii) catastrophe losses exclude the impact of prior-year reserve development.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
Segment Net Income (Loss):
Kemper	$(33.0)	$13.5	$(21.7)	$28.1
Unitrin Specialty	4.9	6.0	9.1	11.8
Unitrin Direct	(4.7)	0.4	(8.5)	0.5
Life and Health Insurance	20.9	21.5	53.6	47.9
Fireside Bank	5.0	2.7	13.0	5.7
Total Segment Net Income (Loss)	(6.9)	44.1	45.5	94.0
Unallocated Net Income (Loss)	5.4	(5.0)	8.8	(7.2)
Income (Loss) from Continuing Operations	$(1.5)	$39.1	$54.3	$86.8
Unallocated Net Income (Loss) in the preceding table consists of realized gains (losses) on sales of investments, net impairment losses recognized in earnings, other expenses, dividend income and equity in net income (loss) of investee. A more detailed reconciliation of Total Segment Net Income (Loss) to Income (Loss) from Continuing Operations is provided at the end of this press release.
Kemper reported a net loss of $33.0 million for the second quarter of 2011, compared to net income of $13.5 million in 2010. The primary driver of the decline in earnings was $42.2 million of increased catastrophe losses. The Underlying Combined Ratio was 93.7%, or 2.8 percentage points higher than last year, which impacted earnings by $3.9 million. This increase was driven by 1.9 percentage points of higher non-catastrophe weather losses and a higher insurance expense ratio, which was within a normal range of fluctuation. In addition, higher large-loss fire and homeowners liability claims were partially offset by lower claim frequency in the personal auto line. Overall, excluding catastrophe losses and reserve development, Kemper's income was $21.1 million.
Unitrin Specialty reported net income of $4.9 million for the second quarter of 2011, compared to $6.0 million in 2010. The current quarter included $2.3 million of higher favorable reserve development, partially offset by $0.5 million of higher catastrophe losses, compared to the prior year. The Underlying Combined Ratio was 99.9%, or an increase of 3.7 points, compared to prior year, driven primarily by higher claims severity of personal lines liability insurance in California and Texas and a favorable expense reduction in the prior year that did not recur in the current year. The Underlying Combined Ratio improved by 2.7 percentage points, compared to the first quarter of 2011, as the benefit of previous pricing actions began taking effect and expenses were lower as a percentage of earned premiums.

Unitrin Direct reported a net loss of $4.7 million for the second quarter of 2011 and a combined ratio of 124.0% which included 6.8 percentage points due to catastrophe losses, partially offset by 1.4 percentage points of favorable prior year development. The Underlying Combined Ratio was 118.6% in the current quarter, largely driven by unfavorable loss performance in three large markets, Florida, Michigan and New York, which have presented challenges for the auto insurance industry. Unitrin Direct has been impacted in these markets by an increase in large losses on auto liability coverages. Several steps have been taken to address the operating results in these markets, including; rate actions, adjustments to underwriting guidelines and a reduction of marketing spend. In addition, the Underlying Combined Ratio was impacted by 2.1 percentage points related to restructuring costs.
Life and Health Insurance reported net income of $20.9 million for the second quarter of 2011, compared to $21.5 million for the same period in 2010. The net effect of catastrophes, including development, was $2.7 million higher, compared to last year. The unfavorable catastrophe impact was partially offset by favorable mortality and morbidity compared to the prior year.
Fireside Bank reported net income of $5.0 million for the second quarter of 2011, compared to $2.7 million for 2010. The higher earnings were attributable to favorable performance in its seasoned loan portfolio, a favorable reduction in estimated future loan losses and recoveries on loans previously charged-off. Recoveries during the quarter were $9.3 million pre-tax on a portfolio of approximately $475 million.
Total Revenues for Unitrin were $660.7 million for the second quarter of 2011, compared to $684.9 million in 2010. Earned Premiums declined 5 percent, resulting primarily from specific product actions taken to target customers with more favorable risk characteristics and the impact of ongoing soft market conditions. These impacts were partially offset by higher premium rates. The decline in Fireside's revenues was in line with its run-off plan. Net Realized Investment Gains increased by $15 million pre-tax as the Company sold certain equity securities and further diversified its investments with the sale of 1.1 million shares of Intermec during the quarter.

Condensed consolidated statements of operations for the three and six months ended June 30, 2011 and 2010 are presented below:

	Three Months Ended		Six Months Ended
(Dollars in millions, except per share amounts)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
Revenues:
Earned Premiums	$548.1	$578.1	$1,094.1	$1,159.6
Automobile Finance Revenues	12.8	26.7	28.3	57.3
Net Investment Income	83.0	81.8	164.6	162.6
Other Income	0.2	0.3	0.4	0.6
Net Realized Gains on Sales of Investments	17.9	2.9	32.4	7.4
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(1.3)	(4.1)	(1.7)	(10.3)
Portion of Losses Recognized in Other Comprehensive Income	—	(0.8)	—	2.2
Net Impairment Losses Recognized in Earnings	(1.3)	(4.9)	(1.7)	(8.1)
Total Revenues	660.7	684.9	1,318.1	1,379.4
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	477.1	419.1	869.4	836.2
Insurance Expenses	166.3	169.4	328.2	337.9
Automobile Finance Expenses (Recoveries)	(2.3)	15.2	(5.2)	33.6
Interest Expense on Certificates of Deposits	7.5	7.4	14.6	15.3
Interest and Other Expenses	20.9	17.4	40.6	33.8
Total Expenses	669.5	628.5	1,247.6	1,256.8
Income (Loss) from Continuing Operations before Income Taxes and Equity in Net Income (Loss) of Investee	(8.8)	56.4	70.5	122.6
Income Tax Benefit (Expense)	7.3	(16.8)	(16.2)	(36.0)
Income (Loss) from Continuing Operations before Equity in Net Income (Loss) of Investee	(1.5)	39.6	54.3	86.6
Equity in Net Income (Loss) of Investee	—	(0.5)	—	0.2
Income (Loss) from Continuing Operations	(1.5)	39.1	54.3	86.8
Discontinued Operations:
Income (Loss) from Discontinued Operations before Income Taxes	1.5	(2.1)	(1.1)	(1.3)
Income Tax Benefit (Expense)	(0.5)	0.8	0.4	0.5
Income (Loss) from Discontinued Operations	1.0	(1.3)	(0.7)	(0.8)
Net Income (Loss)	$(0.5)	$37.8	$53.6	$86.0
Income (Loss) from Continuing Operations Per Unrestricted Share:
Basic	$(0.03)	$0.63	$0.89	$1.39
Diluted	$(0.03)	$0.63	$0.89	$1.39
Net Income (Loss) Per Unrestricted Share:
Basic	$(0.01)	$0.61	$0.88	$1.38
Diluted	$(0.01)	$0.61	$0.88	$1.38
Dividends Paid to Shareholders Per Share	$0.24	$0.22	$0.48	$0.44

Business segment revenues for the three and six months ended June 30, 2011 and 2010 are presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
Revenues:
Kemper:
Earned Premiums	$214.4	$222.9	$426.3	$445.3
Net Investment Income	15.6	13.9	29.7	26.3
Other Income	—	0.1	0.1	0.2
Total Kemper	230.0	236.9	456.1	471.8
Unitrin Specialty:
Earned Premiums	113.3	120.5	225.7	242.9
Net Investment Income	6.8	6.7	13.1	12.8
Other Income	0.1	0.1	0.2	0.3
Total Unitrin Specialty	120.2	127.3	239.0	256.0
Unitrin Direct:
Earned Premiums	57.5	73.0	117.4	149.0
Net Investment Income	5.6	5.9	11.0	11.2
Other Income	—	0.1	—	0.1
Total Unitrin Direct	63.1	79.0	128.4	160.3
Life and Health Insurance:
Earned Premiums	162.9	161.7	324.7	322.4
Net Investment Income	52.4	51.3	105.4	104.6
Other Income	0.1	—	0.1	—
Total Life and Health Insurance	215.4	213.0	430.2	427.0
Fireside Bank:
Automobile Finance Revenues	12.8	26.7	28.3	57.3
Net Investment Income	0.1	0.5	0.5	1.0
Total Fireside Bank	12.9	27.2	28.8	58.3
Total Segment Revenues	641.6	683.4	1,282.5	1,373.4
Net Realized Gains on Sales of Investments	17.9	2.9	32.4	7.4
Net Impairment Losses Recognized in Earnings	(1.3)	(4.9)	(1.7)	(8.1)
Other	2.5	3.5	4.9	6.7
Total Revenues	$660.7	$684.9	$1,318.1	$1,379.4

UNITRIN, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in millions)

	Jun 30, 2011	Dec 31, 2010
	(Unaudited)
Assets:
Investments:
Fixed Maturities at Fair Value	$4,573.2	$4,475.3
Equity Securities at Fair Value	503.0	550.4
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	325.3	328.0
Short-term Investments at Cost which Approximates Fair Value	274.5	402.9
Other Investments	497.2	494.2
Total Investments	6,173.2	6,250.8
Cash	123.8	117.2
Automobile Loan Receivables at Cost and Net of Reserve for Loan Losses	232.6	337.6
Other Receivables	591.9	606.7
Deferred Policy Acquisition Costs	536.1	525.2
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	40.9	39.6
Other Assets	171.6	169.6
Total Assets	$8,181.9	$8,358.5
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,085.6	$3,063.7
Property and Casualty	1,101.2	1,118.7
Total Insurance Reserves	4,186.8	4,182.4
Certificates of Deposits at Cost	—	321.4
Unearned Premiums	675.6	678.6
Liabilities for Income Taxes	25.1	15.1
Notes Payable at Amortized Cost	610.2	609.8
Accrued Expenses and Other Liabilities	548.0	437.8
Total Liabilities	6,045.7	6,245.1
Shareholders’ Equity:
Common Stock	6.0	6.1
Paid-in Capital	744.2	751.1
Retained Earnings	1,210.5	1,198.8
Accumulated Other Comprehensive Income	175.5	157.4
Total Shareholders’ Equity	2,136.2	2,113.4
Total Liabilities and Shareholders’ Equity	$8,181.9	$8,358.5

Selected financial information for the Kemper segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010

Results of Operations

Net Premiums Written	$224.7	$226.4	$424.3	$433.7
Earned Premiums:
Automobile	$127.6	$136.9	$254.5	$274.3
Homeowners	73.4	72.2	145.3	144.3
Other Personal	13.4	13.8	26.5	26.7
Total Earned Premiums	214.4	222.9	426.3	445.3
Net Investment Income	15.6	13.9	29.7	26.3
Other Income	—	0.1	0.1	0.2
Total Revenues	230.0	236.9	456.1	471.8
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	141.4	142.5	286.9	289.5
Catastrophe Losses and LAE	87.9	23.0	96.9	38.6
Prior Years:
Non-catastrophe Losses and LAE	(2.6)	(4.1)	(3.7)	(10.7)
Catastrophe Losses and LAE	(2.0)	(2.3)	(2.3)	(3.9)
Total Incurred Losses and LAE	224.7	159.1	377.8	313.5
Insurance Expenses	59.5	60.2	118.3	121.4
Operating Profit (Loss)	(54.2)	17.6	(40.0)	36.9
Income Tax Benefit (Expense)	21.2	(4.1)	18.3	(8.8)
Net Income (Loss)	$(33.0)	$13.5	$(21.7)	$28.1

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	65.9%	63.9%	67.3%	65.0%
Current Year Catastrophe Losses and LAE Ratio	41.0	10.3	22.7	8.7
Prior Years Non-catastrophe Losses and LAE Ratio	(1.2)	(1.8)	(0.9)	(2.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.9)	(1.0)	(0.5)	(0.9)
Total Incurred Loss and LAE Ratio	104.8	71.4	88.6	70.4
Incurred Expense Ratio	27.8	27.0	27.8	27.3
Combined Ratio	132.6%	98.4%	116.4%	97.7%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	65.9%	63.9%	67.3%	65.0%
Incurred Expense Ratio	27.8	27.0	27.8	27.3
Underlying Combined Ratio	93.7%	90.9%	95.1%	92.3%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	93.7%	90.9%	95.1%	92.3%
Current Year Catastrophe Losses and LAE Ratio	41.0	10.3	22.7	8.7
Prior Years Non-catastrophe Losses and LAE Ratio	(1.2)	(1.8)	(0.9)	(2.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.9)	(1.0)	(0.5)	(0.9)
Combined Ratio as Reported	132.6%	98.4%	116.4%	97.7%

Selected financial information for the Unitrin Specialty segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010

Results of Operations

Net Premiums Written	$105.8	$110.5	$228.9	$237.1
Earned Premiums:
Personal Automobile	$103.4	$109.4	$206.0	$220.3
Commercial Automobile	9.9	11.1	19.7	22.6
Total Earned Premiums	113.3	120.5	225.7	242.9
Net Investment Income	6.8	6.7	13.1	12.8
Other Income	0.1	0.1	0.2	0.3
Total Revenues	120.2	127.3	239.0	256.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	91.3	93.6	184.1	189.4
Catastrophe Losses and LAE	2.9	2.2	3.0	2.3
Prior Years:
Non-catastrophe Losses and LAE	(1.9)	1.7	(3.8)	3.0
Catastrophe Losses and LAE	—	—	0.1	0.1
Total Incurred Losses and LAE	92.3	97.5	183.4	194.8
Insurance Expenses	21.9	22.3	44.5	46.2
Operating Profit	6.0	7.5	11.1	15.0
Income Tax Expense	(1.1)	(1.5)	(2.0)	(3.2)
Net Income	$4.9	$6.0	$9.1	$11.8

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	80.6%	77.7%	81.7%	78.1%
Current Year Catastrophe Losses and LAE Ratio	2.6	1.8	1.3	0.9
Prior Years Non-catastrophe Losses and LAE Ratio	(1.7)	1.4	(1.7)	1.2
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	81.5	80.9	81.3	80.2
Incurred Expense Ratio	19.3	18.5	19.7	19.0
Combined Ratio	100.8%	99.4%	101.0%	99.2%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	80.6%	77.7%	81.7%	78.1%
Incurred Expense Ratio	19.3	18.5	19.7	19.0
Underlying Combined Ratio	99.9%	96.2%	101.4%	97.1%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	99.9%	96.2%	101.4%	97.1%
Current Year Catastrophe Losses and LAE Ratio	2.6	1.8	1.3	0.9
Prior Years Non-catastrophe Losses and LAE Ratio	(1.7)	1.4	(1.7)	1.2
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Combined Ratio as Reported	100.8%	99.4%	101.0%	99.2%

Selected financial information for the Unitrin Direct segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010

Results of Operations

Net Premiums Written	$50.6	$65.8	$111.5	$140.6
Earned Premiums:
Automobile	$55.2	$70.6	$112.8	$144.5
Homeowners	2.3	2.3	4.5	4.3
Other Personal	—	0.1	0.1	0.2
Total Earned Premiums	57.5	73.0	117.4	149.0
Net Investment Income	5.6	5.9	11.0	11.2
Other Income	—	0.1	—	0.1
Total Revenues	63.1	79.0	128.4	160.3
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	48.5	58.1	100.8	120.1
Catastrophe Losses and LAE	3.9	0.5	4.0	0.7
Prior Years:
Non-catastrophe Losses and LAE	(0.9)	(3.5)	(1.0)	(7.3)
Catastrophe Losses and LAE	0.1	—	0.4	0.2
Total Incurred Losses and LAE	51.6	55.1	104.2	113.7
Insurance Expenses	19.7	23.0	39.8	46.8
Operating Profit (Loss)	(8.2)	0.9	(15.6)	(0.2)
Income Tax Benefit (Expense)	3.5	(0.5)	7.1	0.7
Net Income (Loss)	$(4.7)	$0.4	$(8.5)	$0.5

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	84.3%	79.6%	86.0%	80.6%
Current Year Catastrophe Losses and LAE Ratio	6.8	0.7	3.4	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	(1.6)	(4.8)	(0.9)	(4.9)
Prior Years Catastrophe Losses and LAE Ratio	0.2	—	0.3	0.1
Total Incurred Loss and LAE Ratio	89.7	75.5	88.8	76.3
Incurred Expense Ratio	34.3	31.5	33.9	31.4
Combined Ratio	124.0%	107.0%	122.7%	107.7%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	84.3%	79.6%	86.0%	80.6%
Incurred Expense Ratio	34.3	31.5	33.9	31.4
Underlying Combined Ratio	118.6%	111.1%	119.9%	112.0%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	118.6%	111.1%	119.9%	112.0%
Current Year Catastrophe Losses and LAE Ratio	6.8	0.7	3.4	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	(1.6)	(4.8)	(0.9)	(4.9)
Prior Years Catastrophe Losses and LAE Ratio	0.2	—	0.3	0.1
Combined Ratio as Reported	124.0%	107.0%	122.7%	107.7%

Selected financial information for the Life and Health Insurance segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010

Results of Operations

Earned Premiums:
Life	$99.7	$100.0	$199.1	$199.5
Accident and Health	41.5	40.1	82.7	80.0
Property	21.7	21.6	42.9	42.9
Total Earned Premiums	162.9	161.7	324.7	322.4
Net Investment Income	52.4	51.3	105.4	104.6
Other Income	0.1	—	0.1	—
Total Revenues	215.4	213.0	430.2	427.0
Policyholders’ Benefits and Incurred Losses and LAE	108.6	107.4	204.1	214.2
Insurance Expenses	74.1	72.1	142.6	138.8
Operating Profit	32.7	33.5	83.5	74.0
Income Tax Expense	(11.8)	(12.0)	(29.9)	(26.1)
Net Income	$20.9	$21.5	$53.6	$47.9
Selected financial information for the Fireside Bank segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010

Results of Operations

Interest, Loan Fees and Earned Discounts	$12.6	$26.3	$28.0	$56.5
Other Automobile Finance Revenues	0.2	0.4	0.3	0.8
Total Automobile Finance Revenues	12.8	26.7	28.3	57.3
Net Investment Income	0.1	0.5	0.5	1.0
Total Revenues	12.9	27.2	28.8	58.3
Provision for Loan Losses	(14.4)	—	(28.2)	2.9
Interest Expense on Certificates of Deposits	7.5	7.4	14.6	15.3
Incentives to Close Deposit Accounts Early	—	1.2	0.6	1.5
General and Administrative Expenses	12.2	14.0	22.5	29.2
Operating Profit	7.6	4.6	19.3	9.4
Income Tax Expense	(2.6)	(1.9)	(6.3)	(3.7)
Net Income	$5.0	$2.7	$13.0	$5.7

Use of Non-GAAP Measures
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP measure, which is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Incurred Expense Ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. We believe the Underlying Combined Ratio is useful to investors and is used by management to reveal the trends in our Property and Casualty businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause our loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. The Underlying Combined Ratio should not be considered a substitute for the Combined Ratio and does not reflect the overall underwriting profitability of our business.
Total Segment Net Income (Loss)
A reconciliation of Total Segment Net Income (Loss) to Income (Loss) from Continuing Operations is as follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
Segment Net Income (Loss):
Kemper	$(33.0)	$13.5	$(21.7)	$28.1
Unitrin Specialty	4.9	6.0	9.1	11.8
Unitrin Direct	(4.7)	0.4	(8.5)	0.5
Life and Health Insurance	20.9	21.5	53.6	47.9
Fireside Bank	5.0	2.7	13.0	5.7
Total Segment Net Income (Loss)	(6.9)	44.1	45.5	94.0
Unallocated Net Income (Loss) From:
Net Realized Gains on Sales of Investments	11.6	1.9	21.0	4.8
Net Impairment Losses Recognized in Earnings	(0.7)	(3.2)	(1.0)	(5.3)
Other Expense, Net	(5.5)	(3.2)	(11.2)	(6.9)
Income (Loss) from Continuing Operations before Equity in Net Income (Loss) of Investee	(1.5)	39.6	54.3	86.6
Equity in Net Income (Loss) of Investee	—	(0.5)	—	0.2
Income (Loss) from Continuing Operations	$(1.5)	$39.1	$54.3	$86.8

 *         *         *         *         *

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may” and other words and terms of similar meaning in connection with a discussion of future operating financial performance or financial condition. Forward-looking statements, in particular, include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the Company's actual future results and financial condition. The reader should consider the following list of general factors that could affect the Company's future results and financial condition, as well as those discussed under Item 1A., Risk Factors, in the Company's 2010 Annual Report on Form 10-K, as updated by Item 1A., Risk Factors, to Part II - Other Information of the Company's subsequent Quarterly Reports on Form 10-Q.

Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are:

•
The incidence, frequency, and severity of catastrophes occurring in any particular reporting period or geographic concentration, including natural disasters, pandemics and terrorist attacks or other man-made events;

•	The number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of loss reserves;

•	Changes in facts and circumstances affecting assumptions used in determining loss and LAE reserves;

•
The impact of inflation on insurance claims, including, but not limited to, the effects attributed to scarcity of resources available to rebuild damaged structures, including labor and materials and the amount of salvage value recovered for damaged property;

•	Changes in the pricing or availability of reinsurance or the financial condition of reinsurers and amounts recoverable therefrom;

•	Orders, interpretations or other actions by regulators that impact the reporting, adjustment and payment of claims;

•	The impact of residual market assessments and assessments for insurance industry insolvencies;

•	Changes in industry trends and significant industry developments;

•	Uncertainties related to regulatory approval of insurance rates, policy forms, license applications and similar matters;

•
Developments related to insurance policy claims and coverage issues, including, but not limited to, interpretations or decisions by courts or regulators that may govern or influence such issues arising with respect to losses incurred in connection with hurricanes and other catastrophes;

•	Changes in ratings by credit rating agencies, including A.M. Best Co., Inc.;

•	Adverse outcomes in litigation or other legal or regulatory proceedings involving Unitrin or its subsidiaries or affiliates;

•	Regulatory, accounting or tax changes that may affect the cost of, or demand for, the Company’s products or services;

•
Governmental actions, including, but not limited to, implementation of the provisions of the Patient Protection and Affordable Care Act, the Health Care and Education Reconciliation Act of 2010 and the Dodd-Frank Act, new laws or regulations or court decisions interpreting existing laws and regulations or policy provisions;

•	Changes in distribution channels, methods or costs resulting from changes in laws or regulations, lawsuits or market forces;

•
Changes in laws or regulations governing or affecting the regulatory status of industrial banks, such as Fireside Bank, and their parent companies, including minimum capital requirements and restrictions on the non-financial activities and equity investments of companies that acquire control of industrial banks;

•
Changes in the estimated rates of automobile loan receivables net charge-off used to estimate Fireside Bank’s reserve for loan losses, including, but not limited to, changes in general economic conditions, unemployment rates and the impact of changes in the value of collateral held;

•	The degree of success in effecting an orderly wind-down of the operations of Fireside Bank and the recovery of Unitrin’s investment in Fireside Bank;

•	Changes in general economic conditions, including performance of financial markets, interest rates, unemployment rates and fluctuating values of particular investments held by the Company;

•	The level of success and costs expended in realizing economies of scale and implementing significant business consolidations and technology initiatives;

•	Heightened competition, including, with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;

•	Increased costs and risks related to data security;

•	Absolute and relative performance of the Company’s products or services; and

•	Other risks and uncertainties described from time to time in Unitrin’s filings with the SEC.
No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. The Company assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Unitrin makes on related subjects in its filings with the SEC.

Unitrin is a diversified insurance holding company, with subsidiaries that principally provide life, auto, homeowners and other insurance products for individuals and small businesses.
Unitrin's principal businesses are:
Kemper, which provides auto, homeowners and other insurance products to individuals through a network of independent agents,
Unitrin Direct, which markets auto, homeowners and renters insurance to consumers via direct mail, the Internet and employer-sponsored employee benefit programs and other affinity relationships,
Unitrin Specialty, which provides auto insurance through a network of independent agents and brokers to individuals and small businesses which have had difficulty procuring insurance through traditional channels, usually due to adverse driving records or claim or credit histories, and
Life and Health Insurance, which specializes in the sale of life and health insurance products to individuals through a network of employee agents and exclusive, independent agents.
Kemper® is a registered service mark of Unitrin, Inc.
Additional information about Unitrin, including its Annual Report, filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting its website (www.unitrin.com).
Source: Unitrin, Inc.
Contact:
Unitrin, Inc.
Diana J. Hickert-Hill, 312.661.4930
investor.relations@unitrin.com
KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE BANKING EARNINGS